Conformed



                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                                              Washington, D. C.  20549

                                                            Form 8-K


                                                  CURRENT REPORT


                                      Pursuant to Section 13 or 15(d) of the
                                          Securities Exchange Act of 1934


    Date of Report (date of earliest event reported) July 31, 1997

                                           Beneficial Corporation
                  (Exact name of registrant as specified in its charter)


            Delaware                     1-1177                  51-0003820
    (State or other jurisdic-    (Commission         (IRS Employer
    tion of incorporation)       File Number)     Identification No.)



    301 North Walnut Street, Wilmington, Delaware           19801
    (Address of principal executive offices)                      (Zip Code)


    Registrant's telephone number, including area code (302)425-2500


                                           No Change
         (Former name or former address, if changed since last report)














    Item 5.  Other Events.

              The following is the text of a press release of Beneficial Corporation, issued on July 31, 1997:


    BENEFICIAL CORPORATION RAISES QUARTERLY CASH DIVIDEND 9.6% TO $0.57

                             - NINTH CONSECUTIVE YEAR OF INCREASE -

    WILMINGTON, Del. -- The Board of Directors of Beneficial Corporation (NYSE: BNL) today voted to raise the quarterly cash dividend on the Company's common stock by 9.6 percent to $0.57 from $0.52 per share, the ninth consecutive annual increase in the Company's common share dividend. The new annual dividend rate will be $2.28 per share, up from $2.08. Including this increase, Beneficial's cash dividend rate has increased at a 9.6 percent compound annual rate over the past nine years.

    "Maximizing the long-term total return for our shareholders remains our key corporate goal, and we realize that dividend growth is an important factor in that equation," said Finn M.W. Caspersen, chairman and chief executive officer. "Also toward that goal, the Board had previously approved in November 1996, the repurchase of up to 1.2 million Beneficial Corporation common shares, and through the second quarter of this year we have repurchased a total of nearly 973,000 shares under that authorization. Clearly, we are working our balance sheet harder in order to maximize our profitability ratios and shareholder returns."

    The common stock dividend, payable September 30, 1997, to shareholders of record September 2, 1997, is the 273rd consecutive quarterly dividend for shareholders of Beneficial, which has paid cash dividends without interruption since 1929 -- a span of 68 years.

    The board also declared the regular semi-annual dividend of $2.15 per share on the $4.30 Dividend Cumulative Preferred Stock to stockholders of record at the close of business September 2, 1997, and payable September 30, 1997. The board also declared the regular quarterly dividend of $1.375 on the $5.50 Dividend Cumulative Convertible Preferred Stock, payable October 31, 1997, to stockholders of record at the close of business October 1, 1997.

    Beneficial Corporation is a $17 billion, New York Stock Exchange-listed financial services holding company. Subsidiaries of the Company provide financial services through their various consumer finance, credit card, banking and insurance operations located throughout the United States, Canada, the United Kingdom, Ireland and Germany.







                                   SIGNATURES

              Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       BENEFICIAL CORPORATION
                                            (Registrant)


                                  By /s/ Samuel F. McMillan
                                     Samuel F. McMillan
                                     Senior Vice President
			and Treasurer

Dated:  July 31, 1997